EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Tokai Pharmaceuticals, Inc. of our report dated May 2, 2014, except for the last paragraph of Note 16, as to which the date is August 29, 2014, relating to the consolidated financial statements of Tokai Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 2, 2014